    As filed with the Securities and Exchange Commission on March 2, 2001.

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 NAVISITE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                             52-2137343
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

400 MINUTEMAN ROAD, ANDOVER, MASSACHUSETTS                     01810
(Address of Principal Executive Offices)                     (Zip Code)

                AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOEL B. ROSEN
                            CHIEF EXECUTIVE OFFICER
                                 NAVISITE, INC.
                               400 MINUTEMAN ROAD
                               ANDOVER, MA 01810
                    (Name and Address of Agent for Service)

                                 (978) 682-8300
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


       Title of
      Securities                                Proposed Maximum         Proposed Maximum          Amount of
        to be                Amount              Offering Price         Aggregate Offering        Registration
      Registered        to be Registered           Per Share                  Price                   Fee
--------------------------------------------------------------------------------------------------------------
Common stock, $0.01          3,346,575             $1.98435(1)            $6,640,776(1)              $1,661
 par value                      37,000(2)          $ 2.0000(3)            $   74,000(3)              $   19
                                 8,000(2)          $ 2.0938(3)            $   16,750(3)              $    5
                                20,551(2)          $ 2.1875(3)            $   44,955(3)              $   12
                                65,000(2)          $ 2.2500(3)            $  146,250(3)              $   37
                                 1,250(2)          $ 2.8125(3)            $    3,516(3)              $    1
                                18,250(2)          $ 2.8750(3)            $   52,469(3)              $   14
                                46,950(2)          $ 3.1875(3)            $  149,653(3)              $   38
                                32,000(2)          $ 3.3125(3)            $  106,000(3)              $   27
                                 3,750(2)          $ 3.5625(3)            $   13,359(3)              $    4
                               100,000(2)          $ 3.7500(3)            $  375,000(3)              $   94
                                 6,750(2)          $ 4.0000(3)            $   27,000(3)              $    7
                               189,500(2)          $ 4.0625(3)            $  769,844(3)              $  193
------------------------------------------------------------------------------------------------------------
Total                                                                                                $2,112
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock as reported by the Nasdaq National Market on February 28, 2001.

(2) Shares of common stock subject to presently outstanding options under the Amended and Restated 1998 Equity Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and based on the prices at which the options may be exercised, respectively.

                    STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, file No. 333-89987, relating to the Registrant's Amended and Restated 1998 Equity Incentive Plan.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Andover, Massachusetts on March 2, 2001.

                                       NAVISITE, INC.


                                       By: /s/ Joel B. Rosen
                                           ------------------------
                                           Joel B. Rosen
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute and appoint Joel B. Rosen, Kenneth W. Hale and Scott N. Semel, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                                                    Title                           Date
---------------------------------------       -----------------------------------       --------------
/s/ Joel B. Rosen                             President, Chief Executive Officer         March 2, 2001
---------------------------------------       and Director (Principal Executive
Joel B. Rosen                                 Officer)

/s/ Kenneth W. Hale                           Chief Financial Officer and                March 2, 2001
---------------------------------------       Treasurer (Principal Financial
Kenneth W. Hale                               Officer and Principal Accounting
                                              Officer)

/s/ David S. Wetherell                        Chairman of the Board                      March 2, 2001
---------------------------------------
David S. Wetherell


---------------------------------------       Director
Andrew J. Hajducky III


---------------------------------------       Director
James F. Moore


/s/ Stephen D.R. Moore                        Director                                   March 2, 2001
---------------------------------------
Stephen D.R. Moore


/s/ Craig D. Goldman                          Director                                   March 2, 2001
---------------------------------------
Craig D. Goldman

                                 EXHIBIT INDEX

Exhibit
Number       Description
-----------  -------------------------------------------------------------------------------------------
    4.1(1)   Amended and Restated Certificate of Incorporation.
    4.2(1)   Amended and Restated By-Laws.
    4.3(2)   Specimen Certificate representing shares of common stock of the Registrant.
    4.4(2)   Series C Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Dell USA L.P. and the Registrant.
    4.5(2)   Series D Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Microsoft Corporation and the Registrant.
    4.6(1)   Investor Rights Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the
             Registrant.
    4.7(3)   Common Stock Purchase Agreement, dated as of June 8, 2000, by and between the Registrant and CMGI, Inc.
    4.8(3)   Amendment No. 1 to the Investors Right Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the Registrant.
    4.9(4)   Note and Warrant Purchase Agreement, dated as of December 12, 2000, by and between the
             Registrant and CMGI, Inc.
   4.10(4)   7.5% Convertible Subordinated Note due December 12, 2003 issued by the Registrant to CMGI,
             Inc., dated as of December 12, 2000.
   4.11(4)   Form of 7.5% Convertible Subordinated Note due December 12, 2003, issued by the Registrant to CMGI, Inc.
   4.12(4)   Form of Common Stock Warrant No. 1 issued by the Registrant to CMGI, Inc., dated as of
             December 15, 2000.
   4.13(4)   Form of Common Stock Warrant No. 2 issued by the Registrant to CMGI, Inc., dated as of
             December 15, 2000.
   4.14(4)   Amendment No. 2 to the Investor Rights Agreement, dated as of October 27, 1999 and first amended on June 8, 2000, by and between the Registrant and CMGI, Inc.
   4.15(4)   Subordination Agreement, dated as of December 12, 2000, by and between the Registrant and
             CMGI, Inc.
       5.1   Opinion of Hale and Dorr LLP.
      23.1   Consent of Hale and Dorr LLP (included in Exhibit 5).
      23.2   Consent of KPMG LLP.
      24.1   Power of Attorney (included in the signature page of this Registration Statement).

(1) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 1999.

(2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83501).

(3) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2000.

(4) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 2000.